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                          CERTIFICATE OF INCORPORATION

                                      NEWCO

                     (Pursuant to Section 102 of the General
                    Corporation Law of the State of Delaware)


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         THE UNDERSIGNED, desiring to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1.       Name. The name of this corporation is eB2B Commerce, Inc.

         2. Address; Registered Agent. Its registered office in the State of Delaware is located at 15 North Street, in the City of Dover, County of Kent, 19901. The registered agent in charge thereof is Nationwide Information Services, Inc.

         3. Nature of Business; Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issues is [ ], of which [ ] shares shall be Common Stock, $0.001 par value, and [ ] shares shall be Preferred Stock, $0.001 par value, which shall be subject to the provisions of Article 6.

         5. Name and Address of Incorporator. The name and mailing address of the sole incorporator is as follows:

                           Sarah Hewitt
                           c/o Brown Raysman Millstein Felder & Steiner, LLP 120 West Forty-Fifth Street
                           New York, NY  10036

         6. Issuance and Designation of Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article 4, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such





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                  series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         7. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote. [The individuals whose names and addresses are listed on EXHIBIT A attached hereto shall serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified.]

         8. Adoption, Amendment and/or Repeal of Bylaws. The directors of the Company shall have the power to make and to alter or amend the Bylaws of the Company; to fix the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens without limit as to the amount upon the property and franchise of the Company.

         9. Liability of Directors. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         10. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section, [including any person who was an officer or director of a subsidiary or predecessor corporation to this Corporation,] from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.




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         11.      Books of Corporation. The books of the Corporation may be kept
                  (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the by-laws of the Corporation.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this ____ day of ______, 2000, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in this Certificate are true.


                                                     -----------------------
                                                     Sarah Hewitt
                                                     Sole Incorporator